PERKINS & MARIE CALLENDER'S INC.
REPORTS RESULTS FOR THE SECOND QUARTER ENDED JULY 15, 2007

Memphis, TN, August 30, 2007 - Perkins & Marie Callender's Inc. (together with its consolidated subsidiaries, the "Company" or "we") is reporting today the unaudited financial results for its second quarter of 2007 ended July 15, 2007.

HIGHLIGHTS FOR THE SECOND QUARTER OF 2007 AS COMPARED TO THE SECOND QUARTER OF 2006 WERE:

  - In 2007's second quarter, the Company reported a net loss of $2.7 million compared to net income of $3.8 million in the second quarter of 2006. The 2006 second quarter's operating results included a $12.6 million gain on extinguishment of debt. Food costs, as a percentage of food sales, decreased 1.6 percentage points to 27.5% in the second quarter of 2007 due in part to the improved purchasing power of the combined Perkins and Marie Callender's brands.
  - Perkins franchisees opened two new restaurants during the second quarter of 2007 and closed one restaurant. One Company-operated Perkins restaurant opened during the second quarter of 2007; no Company-operated Perkins restaurants were closed. One Marie Callender's Company-operated restaurant closed in the second quarter of 2007.
  - Primarily due to the inclusion of seven additional days of revenues for Marie Callender's restaurants in the second quarter of 2006 (see below), revenue decreased by 5.0% from $136.9 million in the second quarter of 2006 to $130.1 million in the second quarter of 2007. Comparable restaurant sales for the second quarter were down 0.9% for Perkins restaurants and down 0.3% for Marie Callender's restaurants.

J. Trungale, President and Chief Executive Officer of Perkins & Marie Callender's Inc., commented, "While same store sales during the quarter were slightly negative for both the Perkins and Marie Callender's brands, progress was made in lowering food and labor and benefits cost percentages for both restaurant brands in spite of the impact of commodity pricing pressures and minimum wage increases seen throughout our industry. We attribute much of the progress in our cost structure to the continuing synergies achieved as a result of the combination of Perkins & Marie Callender's, which took place in May 2006.

Perkins' development progress continues according to plan with one new Company-operated restaurant and two franchise restaurants opened during the second quarter. Three additional Company-operated restaurants have opened to date in the third quarter, bringing the year to date openings total to six new franchise and four new Company-operated restaurants. Sales for openings to date have either met or exceeded expectations. Construction has begun on four additional Company-operated restaurants and two additional franchise restaurants.

We continue to move forward implementing proven strategies designed to enhance operational performance and excellence at both Perkins and Marie Callender's, and will continue to identify opportunities to further leverage our strengths in the casual and family dining arenas."

SECOND QUARTER OF 2007 FINANCIAL RESULTS

Revenues in the second quarter of 2007 decreased 5.0% to $130.1 million from $136.9 million in the second quarter of 2006. The decrease in revenues is primarily attributable to the $5.2 million decline in sales at Marie Callender's Company-operated restaurants, of which $3.4 million resulted from the inclusion of seven additional days of revenues in the second quarter of 2006. In 2006, Marie Callender's quarterly results were based on thirteen-week quarters. Starting in the first quarter of 2007, Marie Callender's adopted Perkins' reporting calendar, which is based on thirteen four-week accounting periods. The second quarter of 2007 includes results of operations at Marie Callender's for three four-week periods, or 84 days, and the second quarter of 2006 consisted of the 91-day period from March 31, 2006 through June 29, 2006.

Perkins' restaurants experienced a 0.9% decrease in comparable restaurant sales in the second quarter of 2007, resulting primarily from a decrease in comparable customer counts. Comparable restaurant sales at Marie Callender's restaurants decreased 0.3%.

Food costs for the second quarter of 2007 totaled 27.5% of food sales, down 1.6 percentage points from 29.1% in the second quarter of 2006. Intercompany sales and food cost from Foxtail's Corona, California manufacturing plant to Marie Callender's Company-operated restaurants were eliminated in the second quarter of 2007; intercompany sales and food cost from the Corona plant to Marie Callender's Company-operated restaurants were not eliminated in the second quarter of 2006. Approximately 1.1 percentage point of the 1.6 percentage point decrease is related to this change in the elimination of sales and food cost. The elimination entry has no effect on Foxtail's segment income or the Company's net loss. The remainder of the decrease is due to the improved purchasing power of the combined Perkins and Marie Callender's brands following the combination in May of 2006 and the impact of increased menu prices at both brands' restaurants. The impact of these favorable factors was partially offset by higher commodity costs. Perkins restaurant segment food cost in the second quarter of 2007 was 24.4% compared to 24.5% in the prior year's second quarter, and food cost at Marie Callender's restaurants for the second quarter of 2007 was 29.4% compared to 30.0% in the second quarter of 2006. Perkins' restaurants typically have a lower food cost as a percentage of food sales when compared to Marie Callender's restaurants since Perkins' restaurants have a higher proportion of breakfast menu items sold. These items generally have a lower food cost relative to their sales prices as compared to lunch and dinner menu items.

Labor and benefits costs, as a percentage of food sales, increased by 0.4 percentage points to 34.3% for the second quarter of 2007. In the second quarter of 2007, a 0.9 percentage point decrease in the Perkins restaurant segment and a
0.3 percentage point decrease in the Marie Callender's restaurant segment were offset by a 2.8 percentage point increase in the manufacturing segment. Both the Perkins and Marie Callender's cost decreases resulted primarily from medical and workers' compensation expense reductions, which in turn were the result of the sharing of the brands' best practices. Labor and benefits were 35.6% and 35.3% of restaurant revenues for the respective Perkins and Marie Callender's restaurant segments in the second quarter of 2007.

Operating expenses for the second quarter of 2007 were $32.6 million, or 25.0% of total revenues, compared to $32.0 million, or 23.3% of total revenues, for the same quarter in 2006. This increase was primarily due to credits for insurance and legal settlements in the Perkins restaurant segment in the second quarter of 2006.

General and administrative expenses were 8.2% of total revenues, a decrease of
0.4 percentage points from the second quarter of 2006. The decrease is due primarily to an $883,000 reduction in incentive costs for home office employees.

Transaction costs represent internal and external expenses directly related to the acquisition of The Restaurant Company ("TRC"), the former name of Perkins & Marie Callender's Inc., in September 2005 by an affiliate of Castle Harlan Partners IV, L.P., and the combination of TRC and Wilshire Restaurant Group, Inc. ("WRG") in May 2006 and certain non-recurring expenses incurred as a result of the combination. Transaction costs were $0.6 million in the second quarter of 2007 compared to $1.7 million in the second quarter of 2006.

Depreciation and amortization was 4.4% of revenues in the current year's second quarter and 6.0% of revenues in the second quarter of 2006. In the second quarter of 2006, depreciation expense was higher due to the step-up in the basis of Perkins' depreciable assets, related to the acquisition of TRC in September 2005. A $2.3 million adjustment to depreciation was made during the second quarter of 2006 related to this transaction.

Interest, net was 5.5% of revenues in the current quarter compared to 7.1% in the second quarter of 2006. The decrease is mainly due to the repayment of WRG's indebtedness with proceeds of the term loan obtained in connection with the May 2006 combination of TRC and WRG. Interest rates on WRG's indebtedness were significantly higher than the interest rates on the term loan.

ADJUSTED EBITDA

The Company defines adjusted EBITDA as net income before income tax expense, interest expense (net), depreciation and amortization, transaction costs, gain/loss on the disposition of assets, asset write-downs, lease termination and other income and expense items unrelated to operating performance. The Company considers adjusted EBITDA to be an important measure of performance from core operations because adjusted EBITDA excludes various income and expense items that are not indicative of the Company's operating performance. The Company believes that adjusted EBITDA is useful to investors in evaluating the Company's ability to incur and service debt, make capital expenditures and meet working capital requirements. The Company also believes that adjusted EBITDA is useful to investors in evaluating the Company's operating performance compared to that of other companies in the same industry, as the calculation of adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, all of which may vary from one company to another for reasons unrelated to overall operating performance. The Company's calculation of adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies. Adjusted EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles and accordingly should not be considered as an alternative to, or more meaningful than, earnings from operations, cash flows from operations or other traditional indications of a company's operating performance or liquidity. The following table provides a reconciliation of net loss or net income to adjusted EBITDA:


                                     Second Quarter        Second Quarter         Year-to-date       Year-to-date
                                         Ended                 Ended                 Ended             Ended
                                      July 15, 2007         July 9, 2006          July 15, 2007      July 9, 2006
(unaudited; in thousands)            --------------------------------------------------------------------------------

NET (LOSS) INCOME                    $       (2,723)      $          3,796      $         (5,472)   $        (1,428)
Provision for income taxes                      -                      -                     -                  -
Interest, net                                 7,217                  9,778                16,698             21,525
Depreciation and amortization                 5,769                  8,223                12,890             14,316
Transaction costs                               568                  1,736                   752              2,290
Asset write-down                                248                     40                   394                 49
Gain on disposition of assets                  (394)                   (39)                 (385)               (94)
Gain on extinguishment of debt                  -                  (12,581)                  -              (12,581)
Pre-opening expenses                            271                    164                   434                189
Management fees                                 825                    582                 1,926              1,589
Excess property reserves                        370                    -                     351                -
Lease termination                               -                      -                     -                  366
                                     --------------------------------------------------------------------------------
ADJUSTED EBITDA                      $       12,151       $         11,699      $         27,588    $        26,221
                                     ================================================================================


         NOTE: Second quarter 2007 includes 84 operating days for Marie
               Callender's versus 91 operating days in the second quarter of 2006. The year-to-date period for 2007 includes 196 operating days for Marie Callender's versus 182 operating days for the year-to-date period for 2006.



ABOUT THE COMPANY

Perkins & Marie Callender's Inc., formerly TRC, operates two restaurant concepts: (1) mid-scale, full-service family dining restaurants, which serve a wide variety of high quality, moderately priced breakfast, lunch and dinner entrees, under the name Perkins Restaurant and Bakery, which were historically owned by TRC and (2) mid-priced, casual-dining restaurants specializing in the sale of pie and other bakery items under the name Marie Callender's Restaurant and Bakery, which were historically owned by WRG. As of July 15, 2007, the Company owned and operated 155 Perkins' restaurants and franchised 324 Perkins' restaurants. The Company also owned and operated 78 Marie Callender's restaurants, one Callender's Grill and one East Side Mario's restaurant and franchised 45 Marie Callender's restaurants and one Callender's Grill. Additionally, the Company operated 11 Marie Callender's restaurants under partnership agreements.


CONFERENCE CALL

Perkins & Marie Callender's Inc. has scheduled a conference call for Wednesday, September 5, 2007, at 10:00 a.m. (CT) to review the second quarter of 2007 earnings. The dial-in number for the conference call is (866) 207-2203 and the access code number is 14465587. A taped playback of this call will be available two hours following the call on Wednesday, September 5, 2007 through midnight
(CT) on Tuesday, September 11, 2007. The taped playback can be accessed by dialing (800) 642-1687 and by using access code number 14465587.

FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE," "BELIEVE," "CONTINUE," "COULD," "ESTIMATE," "EXPECT," "INTEND," "MAY," "MIGHT," "PLAN," "POTENTIAL," "PREDICT," "SHOULD," OR "WILL," OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY.

PERKINS & MARIE CALLENDER'S INC. HAS BASED THESE FORWARD-LOOKING STATEMENTS ON ITS CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS. WHILE THE COMPANY BELIEVES THESE EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS ARE REASONABLE, SUCH FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE

KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND ITS CONTROL. SOME OF THE KEY FACTORS THAT COULD CAUSE ITS ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS INCLUDE THE FOLLOWING:

     -    GENERAL ECONOMIC CONDITIONS AND DEMOGRAPHIC PATTERNS;
     -    OUR SUBSTANTIAL INDEBTEDNESS;
     -    COMPETITIVE PRESSURES AND TRENDS IN THE RESTAURANT INDUSTRY;
     -    PREVAILING PRICES AND AVAILABILITY OF FOOD, SUPPLIES AND LABOR;
     -    RELATIONSHIPS WITH FRANCHISEES AND FINANCIAL HEALTH OF FRANCHISEES;
     -    DEVELOPMENT AND EXPANSION PLANS; AND
     -    STATEMENTS COVERING OUR BUSINESS STRATEGY.


GIVEN THESE RISKS AND UNCERTAINTIES, YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESS RELEASE ARE MADE ONLY AS OF THE DATE HEREOF. PERKINS & MARIE CALLENDER'S INC. DOES NOT UNDERTAKE AND SPECIFICALLY DECLINES ANY OBLIGATION TO UPDATE ANY SUCH STATEMENTS OR TO PUBLICLY ANNOUNCE THE RESULTS OF ANY REVISIONS TO ANY OF SUCH STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

                       PERKINS & MARIE CALLENDER'S INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                                 (in thousands)

                                                               Second           Second
                                                               Quarter          Quarter        Year-to-Date       Year-to-Date
                                                                Ended            Ended             Ended              Ended
                                                             July 15, 2007    July 9, 2006     July 15, 2007      July 9, 2006
                                                            ---------------  --------------   ---------------    --------------
REVENUES:
  Food sales                                                 $    122,702     $   129,507      $    291,590       $   290,122
  Franchise and other revenue                                       7,408           7,403            16,806            16,434
                                                            ---------------  --------------   ---------------    --------------
Total Revenues                                                    130,110         136,910           308,396           306,556
                                                            ---------------  --------------   ---------------    --------------
COST AND EXPENSES
 Cost of sales (excluding depreciation shown below):
   Food cost                                                       33,685          37,651            81,008            85,691
   Labor and benefits                                              42,048          43,938           100,369            98,184
   Operating expenses                                              32,590          31,961            76,684            72,243
 General and administrative                                        10,676          11,713            24,900            25,282
 Transaction costs                                                    568           1,736               752             2,290
 Depreciation and amortization                                      5,769           8,223            12,890            14,316
 Interest, net                                                      7,217           9,778            16,698            21,525
 Asset impairments and closed store expenses                         (146)              1                 9               321
 Gain on extinguishment of debt                                         -         (12,581)                -           (12,581)
 Other, net                                                           344             599               314               544
                                                            ---------------  --------------   ---------------    --------------
Total Costs and Expenses                                          132,751         133,019           313,624           307,815
                                                            ---------------  --------------   ---------------    --------------
(Loss) income before income taxes and minority interests           (2,641)          3,891            (5,228)           (1,259)
Provision for income taxes                                              -               -                 -                 -
Minority interests                                                     82              95               244               169
                                                            ---------------  --------------   ---------------    --------------
NET (LOSS) INCOME                                            $     (2,723)    $     3,796      $     (5,472)      $    (1,428)
                                                            ===============  ==============   ===============    ==============



         NOTE: Second quarter 2007 includes 84 operating days for Marie
               Callender's versus 91 operating days in the second quarter of 2006. The year-to-date period for 2007 includes 196 operating days for Marie Callender's versus 182 operating days for the year-to-date period for 2006.

                       PERKINS & MARIE CALLENDER'S INC.
                           CONSOLIDATED BALANCE SHEETS
                  (in thousands, except par and share amounts)

                                                                  July 15, 2007      December 31, 2006
                                                              -------------------  --------------------
                                                                 (Unaudited)
CURRENT ASSETS:
Cash and cash equivalents                                      $           3,402    $           9,069
Restricted cash                                                           10,440               11,193
Receivables, less allowances for doubtful accounts of $1,562
and $1,624 in 2007 and 2006, respectively                                 19,814               18,136
Inventories                                                               13,889               10,996
Prepaid expenses and other current assets                                  6,854                4,824
                                                              -------------------  --------------------
 Total current assets                                                     54,399               54,398
                                                              -------------------  --------------------

PROPERTY AND EQUIPMENT, net of accumulated
depreciation and amortization of $106, 151 and $96,458 in 2007
and 2006, respectively                                                    90,992               91,044
INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS                                   203                  238
GOODWILL                                                                  30,038               30,038
INTANGIBLE ASSETS, net of accumulated amortization of
$15,596 and $14,018 in 2007 and 2006, respectively                       155,214              156,792
DEFERRED INCOME TAXES                                                        708                  708
OTHER ASSETS                                                              12,910               13,627
                                                              -------------------  --------------------
 Total Assets                                                  $         344,464    $         346,845
                                                              ===================  ====================
   LIABILITIES AND STOCKHOLDER'S INVESTMENT

CURRENT LIABILITIES:
 Accounts payable                                              $          20,639    $          22,799
 Accrued expenses                                                         50,447               58,288
 Accrued income taxes                                                        198                   75
 Franchise advertising contributions                                       6,108                5,392
 Current maturities of long-term debt and capital lease                    1,549                1,706
                                                              -------------------  --------------------
   Total current liabilities                                              78,941               88,260
                                                              -------------------  --------------------

CAPITAL LEASE OBLIGATIONS, less current maturities                         6,461                6,249
LONG-TERM DEBT, less current maturities                                  296,542              286,379
DEFERRED INCOME TAXES                                                          -                    -
DEFERRED RENT                                                             10,572                9,768
OTHER LIABILITIES                                                         12,736               11,785

MINORITY INTEREST IN CONSOLIDATED PARTNERSHIPS                               119                   75

STOCKHOLDER'S INVESTMENT:
Common stock, $.01 par value, 100,000 shares authorized,
 10,820 issued and outstanding                                                 1                    1
Additional paid-in capital                                               136,131              136,131
Notes secured by stock                                                         -                    -
Other comprehensive income                                                    66                   13
Accumulated deficit                                                     (197,105)            (191,816)
                                                              -------------------  --------------------
  Total stockholder's investment                                         (60,907)             (55,671)
                                                              -------------------  --------------------
  Total Liabilities and Stockholder's Investment               $         344,464    $         346,845

                        PERKINS & MARIE CALLENDER'S INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)
                                 (in thousands)

                                                               Second              Second
                                                               Quarter             Quarter
                                                                Ended               Ended
                                                             July 15, 2007       July 9, 2006
                                                          -------------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                   $        (5,472)      $      (1,428)
Adjustments to reconcile net loss to net cash
  (used in) provided by operating activities:
 Depreciation and amortization                                      12,890              14,316
 Amortization of debt discount                                         173                 173
 Other non-cash income and expense items                               309               6,412
 Gain on extinguishment of debt                                          -             (12,581)
 Gain on disposition of assets                                        (385)                (94)
 Asset write-down                                                      394                  49
 Minority interests                                                    244                 169
 Equity in net loss of unconsolidated partnerships                      35                 109
 Net changes in operating assets and liabilities                   (12,055)             (4,970)
                                                          -------------------  -----------------
 Total adjustments                                                   1,605               3,583
                                                          -------------------  -----------------
Net cash (used in) provided by operating activities                 (3,867)              2,155
                                                          -------------------  -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash paid for property and equipment                              (11,190)             (7,939)
 Proceeds from sale of assets                                            3               1,547
                                                          -------------------  -----------------
 Net cash used in investing activities                             (11,187)             (6,392)
                                                          -------------------  -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payments under capital lease obligations                   (403)               (439)
 Proceeds from long-term debt                                            -             101,541
 Payments on long-term debt                                           (510)           (101,561)
 Proceeds from revolver                                             45,500               3,800
 Payments on revolver                                              (35,000)             (3,800)
 Debt issuance costs                                                     -              (2,720)
 Distributions to minority partners                                   (200)               (162)
 Capital contribution from parent                                        -              12,545
                                                          -------------------  -----------------
Net cash provided by financing activities                            9,387               9,204
                                                          -------------------  -----------------

 Net (decrease) increase in cash and cash equivalents               (5,667)              4,967

CASH AND CASH EQUIVALENTS
 Balance, beginning of period                                        9,069               3,988
                                                          -------------------  -----------------
 Balance, end of period                                    $         3,402       $       8,955
                                                          ===================  =================



         NOTE: Second quarter 2007 includes 84 operating days for Marie
               Callender's versus 91 operating days in the second quarter of 2006. The year-to-date period for 2007 includes 196 operating days for Marie Callender's versus 182 operating days for the year-to-date period for 2006.